23.1 Consent of Accountants


                                                  ARTHUR ANDERSEN
                                                  Arthur Andersen & Co.
                                                  21st Floor Edinburgh Tower
                                                  The Landmark
                                                  15 Queen's Road, Central
                                                  Hong Kong

                                                  Tel 852 2552 0222
                                                  Fax 852 2815 0648


March 30, 2000

The Board of Directors
Paddington Inc.
1220 North Market Street
Suite 606, Wilmington
Delaware 19801
United States of America

For the attention of Mr. Yu King-Kwok


Dear Sirs,

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated March 30, 2000 included in Registration Statement File No. 0-26049.



Very truly yours,

/s/ ARTHUR ANDERSEN & CO.